UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2015

MABVAX THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11588 Sorrento Valley Rd., Suite 20

San Diego, CA 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following proposals were voted on by our stockholders at the 2015 Annual Meeting of Stockholders (“Annual Meeting”), which was held on August 26, 2015.  At the Annual Meeting, a total of 19,019,683 shares, or 60%, of MabVax Therapeutics Holdings, Inc.’s common stock issued and outstanding as of the record date for the Annual Meeting, including Series D Convertible Preferred Stock and Series E Convertible Preferred Stock voting on an as-converted basis, subject to certain voting limitations set forth in the respective Certificates of Designation, were represented in person or by proxy.  Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter.

1)

To elect two Class III directors to serve until the 2018 Annual Meeting of Stockholders;

Nominee

Votes For

Votes Withheld

Abstain

Broker Non-Votes

Kenneth Cohen

9,103,334

6,105,699

116,041

3,694,609

Paul V. Maier

9,103,329

6,105,705

116,040

3,694,609

The nominees were elected.

2)

To grant the Board of Directors the authority, in its sole direction to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-four at any time prior to August 26, 2016;

Class or Series

Votes For

Votes Against

Abstain

Common

16,339,790

2,537,306

142,587

The proposal was approved.

3)

To approve the Second Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan, including the reservation of 8,360,789 shares of common stock for issuance thereunder;

Class or Series

Votes For

Votes Against

Abstain

Broker Non-Votes

Common

10,566,816

3,722,642

1,035,616

3,694,609

The proposal was approved.

4)

To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015;

Class or Series

Votes For

Votes Against

Abstain

Common

14,668,623

3,844,710

506,350

The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: August 28, 2015	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer